Exhibit 4

                                   Citiseries
                               Class 2006-A3 Notes

                               Issuer Certificate
              Pursuant to Sections 202 and 301(h) of the Indenture

         Reference is made to the Indenture, dated as of September 26, 2000, as amended by Amendment No. 1 thereto dated as of November 14, 2001, each between Citibank Credit Card Issuance Trust (the "Issuer") and Deutsche Bank Trust Company Americas, as trustee (the "Indenture"). Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Indenture. All references herein to designated Sections are to the designated Sections of the Indenture.

         Section 301(h) provides that the Issuer may from time to time create a tranche of Notes either by or pursuant to an Issuer Certificate setting forth the principal terms thereof. Pursuant to this Issuer Certificate, there is hereby created a tranche of Notes having the following terms:

Series Designation:  Citiseries.  This series is included in Group 1.

Tranche Designation: $750,000,000 5.30% Class 2006-A3 Notes of March 2016 (Legal Maturity Date March 2018) (hereinafter, the "Class 2006-A3 Notes")

Currency: The Class 2006-A3 Notes will be payable, and denominated, in Dollars.

Denominations: The Class 2006-A3 Notes will be issuable in minimum denominations of $100,000 and multiples of $1,000 in excess of that amount.

Issuance Date:  March 16, 2006

Initial Principal Amount:  $750,000,000

Issue Price:  99.617%

Interest Rate: 5.30% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

Scheduled Interest Payment Dates: The 15th day of each March and September, beginning September 2006.

Each payment of interest on the Class 2006-A3 Notes will include all interest accrued from and including the preceding Interest Payment Date -- or, for the first interest period, from and including the Issuance Date -- to and including the day preceding the current Interest Payment Date, plus any interest accrued but not previously paid.

The first deposit targeted to be made to the Interest Funding sub-Account for the Class 2006-A3 Notes will be on the April 17, 2006 Interest Deposit Date and in an amount equal to $3,202,083.33.

Expected Principal Payment Date:  March 15, 2016

Legal Maturity Date:  March 15, 2018

Monthly Principal Date: For the month in which the Expected Principal Payment Date occurs, March 15, 2016, and for each other month, the 15th day of such month, or if such day is not a Business Day, the next following Business Day.

Required Subordinated Amount of Class B Notes:  $44,871,825.

Required Subordinated Amount of Class C Notes:  $59,829,075.

Controlled Accumulation Amount:  $62,500,000.

Form of Notes: The Class 2006-A3 Notes will be issued as Global Notes. The Global Notes will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will be exchangeable for individual Notes only in accordance with the provisions of Section 204(c).

Additional Issuances of Class 2006-A3 Notes: The Issuer may at any time and from time to time issue additional Class 2006-A3 Notes, subject to the satisfaction of (i) the conditions precedent set forth in Section 311(a) and (ii) the following conditions:

       (a) the Issuer has obtained written confirmation from each Rating Agency that there will be no Ratings Effect with respect to the then outstanding Class 2006-A3 Notes as a result of the issuance of such additional Class 2006-A3 Notes;

       (b) as of the date of issuance of the additional Class 2006-A3 Notes, all amounts due and owing to the Holders of the then outstanding Class 2006-A3 Notes have been paid and there is no Nominal Liquidation Amount Deficit with respect to the then outstanding Class 2006-A3 Notes;

       (c) the additional Class 2006-A3 Notes will be fungible with the original Class 2006-A3 Notes for federal income tax purposes;

       (d) if Holders of the then outstanding Class 2006-A3 Notes have benefit of a Derivative Agreement, the Issuer will have obtained a Derivative Agreement for the benefit of the Holders of the additional Class 2006-A3 Notes; and

       (e) the ratio of the Controlled Accumulation Amount to the Initial Dollar Principal Amount of the Class 2006-A3 Notes, including the additional Class 2006-A3 Notes, will be equal to the ratio of the Controlled Accumulation Amount (before giving effect to the additional issuance) to the Initial Dollar Principal Amount of the Class 2006-A3 Notes, excluding the additional Class 2006-A3 Notes.

As of the date of issuance of additional Class 2006-A3 Notes, the Outstanding Dollar Principal Amount and Nominal Liquidation Amount of the Class 2006-A3 Notes will be increased to reflect the Initial Dollar Principal Amount of the additional Class 2006-A3 Notes.

Any outstanding Class 2006-A3 Notes and any additional Class 2006-A3 Notes will be equally and ratably entitled to the benefits of the Indenture without preference, priority or distinction.

Optional Redemption Provisions other than Section 1202 "Clean-Up Call":  None

Additional Early Redemption Events or changes to Early Redemption Events:  None

Additional Events of Default or changes to Events of Default:  None

Securities Exchange Listing: Application will be made to list the Class 2006-A3 Notes on the Irish Stock Exchange.

         The Class 2006-A3 Notes shall have such other terms as are set forth in the form of Note attached hereto as Exhibit A. Pursuant to Section 202, the form of Note attached hereto has been approved by the Issuer.


                                  CITIBANK CREDIT CARD ISSUANCE TRUST
                                  By Citibank (South Dakota),
                                  National Association,
                                  as Managing Beneficiary

                                   /s/ Douglas C. Morrison
                                  ---------------------------
                                       Douglas C. Morrison
                                       Vice President

Dated:  March 16, 2006

                                   Citiseries
                               Class 2006-A3 Notes

         Reference is made to (i) the resolutions adopted by the Board of Directors of Citibank (South Dakota), National Association ("Citibank (South Dakota)") on April 26, 2000, as amended on September 25, 2001 and (ii) the resolutions adopted by the Board of Directors of Citibank (Nevada), National Association ("Citibank (Nevada)") on April 25, 2000, as amended on October 23, 2001. The resolutions authorize Citibank (South Dakota) and Citibank (Nevada), respectively, from time to time to issue and sell, or to arrange for or participate in the issuance and sale of, one or more series and/or classes of pass-through certificates, participation certificates, commercial paper, notes or other securities representing ownership interests in, or backed by, pools of credit card receivables or interests therein ("Receivables") in an aggregate principal amount such that up to $100,000,000,000 of such certificates, commercial paper, notes or securities are outstanding at any one time and to sell, transfer, convey or assign Receivables to trusts or other special purpose entities in connection therewith on such terms as to be determined by a Pricing and Loan Committee (the "Pricing and Loan Committee") of the respective institution.

         Each of the undersigned, a duly authorized member of the Citibank (South Dakota) and Citibank (Nevada) Pricing and Loan Committees, respectively, on behalf of such Pricing and Loan Committee, does hereby certify that the terms of the tranche of Notes set forth in and to be created by the preceding Issuer Certificate and the increase in the Invested Amount of the Collateral Certificate resulting from the issuance of such Notes have been approved by such Pricing and Loan Committee. In addition, the following underwriting/selling agent terms with respect to this tranche of Notes have been approved by such Pricing and Loan Committee:

         Issue Price:  99.617%
         Underwriting Commission:  0.400%
         Proceeds to Issuer:  99.217%
         Representative of the Underwriters:  Citigroup Global Markets Inc.

         The preceding Issuer Certificate and this certification of Pricing and Loan Committee approval shall be, continuously from the time of their execution, official records of Citibank (South Dakota) and Citibank (Nevada), respectively.


/s/ Douglas C. Morrison                         /s/ Robert D. Clark
-----------------------------                   -----------------------------
Douglas C. Morrison                             Robert D. Clark
Member of the Pricing                           Member of the Pricing
  and Loan Committee                              and Loan Committee
Citibank (South Dakota),                        Citibank (Nevada),
National Association                            National Association

Dated:  March 16, 2006

                                                                       Exhibit A

                                     FORM OF

                                   CITISERIES

                     5.30% CLASS 2006-A3 NOTES OF MARCH 2016
                        (Legal Maturity Date March 2018)


$___,000,000                                                 REGISTERED
CUSIP No. 17305E DE 2                                        No. R-__

      UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
    REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
     TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
        REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
       FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
        THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

 THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND IN THE INDENTURE
  REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE
        AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                       CITIBANK CREDIT CARD ISSUANCE TRUST

                                   CITISERIES

                     5.30% CLASS 2006-A3 NOTES OF MARCH 2016
                        (Legal Maturity Date March 2018)


CITIBANK CREDIT CARD ISSUANCE TRUST, a trust formed and existing under the laws of the State of Delaware (including any successor, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount of _____ HUNDRED MILLION DOLLARS ($___,000,000). The Expected Principal Payment Date for this Note is March 15, 2016. The Legal Maturity Date for this Note is March 15, 2018.

The Issuer hereby promises to pay interest on this Note at the rate of 5.30% per annum on the 15th day of each March and September, beginning September 2006, until the principal of this Note is paid or made available for payment, subject to certain limitations set forth in the

Indenture. Interest will accrue on the principal amount of this Note outstanding on the preceding Interest Payment Date (after giving effect to any payments of principal made on the preceding Interest Payment Date), or with respect to the first Interest Payment Date, the initial principal amount of this Note. Interest will accrue from March 16, 2006 and be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or Principal Payment Date of this Note falls on a day that is not a Business Day, the required payment of interest or principal will be made on the following Business Day.

This Note is one of the Citiseries, Class 2006-A3 Notes issued pursuant to the Indenture, dated as of September 26, 2000 (as amended and otherwise modified from time to time, the "Indenture") between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. For purposes of this Note, the term "Indenture" includes any supplemental indenture or Issuer Certificate relating to the Citiseries, Class 2006-A3 Notes. This Note is subject to all of the terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture will have the meanings assigned to them therein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Each Holder by acceptance of this Note, and each owner of a beneficial interest in this Note by acceptance of a beneficial interest in this Note, is deemed to have consented to such amendments to the Pooling and Servicing Agreement and other operative documents as are necessary to permit the Sellers to retain sale treatment for accounting purposes of the transfer of assets to the Master Trust, in accordance with the provisions of Financial Accounting Standards Board SFAS No. 140.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note will not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Issuer Authorized Officer.

                         CITIBANK CREDIT CARD ISSUANCE TRUST

                         By:      CITIBANK (SOUTH DAKOTA),
                                  NATIONAL ASSOCIATION,
                                  as Managing Beneficiary of
                                  Citibank Credit Card Issuance Trust


                                  By: __________________________________
                                           Douglas C. Morrison
                                           Vice President

Dated:  March 16, 2006




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Notes designated above and referred to in the within mentioned Indenture.


                            DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Trustee under the Indenture


                            By: _________________________________
                                   Authorized Signatory


                            By: _________________________________
                                   Authorized Signatory


Dated:  March 16, 2006

                                 REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Citiseries 5.30% Class 2006-A3 Notes of March 2016 (Legal Maturity Date March 2018) (herein called the "Notes"), all issued under an Indenture, to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes.

This Note ranks pari passu with all other Class A Notes of the same series, as set forth in the Indenture. This Note is secured to the extent, and by the collateral, described in the Indenture.

The Issuer will pay interest on overdue interest as set forth in the Indenture to the extent lawful.

Each Holder by acceptance of this Note, and each owner of a beneficial interest in this Note by acceptance of a beneficial interest in this Note, agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes, against the Issuer, the Issuer Trustee, the Banks, the Trustee or any affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Note or any other amount payable to the Holder of this Note will be subject to Article V of the Indenture.

Each Holder by acceptance of this Note, and each owner of a beneficial interest in this Note by acceptance of a beneficial interest in this Note, agrees that this Note is intended to be debt of the Banks for federal, state and local income and franchise tax purposes, and agrees to treat this Note accordingly for all such purposes, unless otherwise required by a taxing authority.

Each Holder by acceptance of this Note, and each owner of a beneficial interest in this Note by acceptance of a beneficial interest in this Note, agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Note, the Indenture or any Derivative Agreement.

This Note and the Indenture will be construed in accordance with and governed by the laws of the State of New York.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Certain amendments may be made to the Indenture without the consent of the Holder of this Note. This Note must be surrendered for final payment of principal and interest.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:____________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________________________________________,
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ____________________________              _________________________*
                                                    Signature Guaranteed:




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* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.